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                                                                    EXHIBIT 23.1

         CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 21, 2000 (except for the matters discussed in Subsequent Events, as to which the date is February 25, 2000) included in Cadence Design Systems, Inc.'s Form 10-K for the year ended January 1, 2000 and to all references to our Firm included in this Registration Statement.

                                                     /s/ Arthur Andersen LLP
                                                     -----------------------
                                                     Arthur Andersen LLP

San Jose, California
November 13, 2000